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                     EXECUTIVE INCENTIVE COMMON STOCK PLAN
                           OMNI INSURANCE GROUP, INC.


	THIS EXECUTIVE INCENTIVE COMMON STOCK PLAN OF OMNI INSURANCE GROUP, INC. (the "Plan") is made and entered into effective as of the 1st day of January, 1996, by OMNI INSURANCE GROUP, INC. (the "Corporation") for the benefit of certain of its key employees.


                              W I T N E S S E T H:


	WHEREAS, the board of directors of the Corporation has authorized the grant of its common stock to certain of its key employees, as may be determined by the compensation committee of the Corporation;

	WHEREAS, the Corporation desires to encourage such employees to continue their employment with the Corporation and thereby contribute to the growth and prosperity of the Corporation for the benefit of all stockholders.

	NOW, THEREFORE, as an employment incentive for such employees and as encouragement for them to carry out the goals of the Corporation as stockholders of the Corporation, the Corporation hereby establishes the Plan on the following terms and conditions:

	 1.	Selection of Recipients.

	The compensation committee of the Corporation shall be authorized to determine which of its key employees are eligible to receive shares of its common stock (the "Stock") in accordance with the previously stated goals of the Corporation. In making such determination, the compensation committee shall only consider employees who have attained the position of vice president of the Corporation or higher, and the compensation committee shall develop appropriate selection and award criteria consistent with the previously stated goals of the Corporation. In addition to determining those key employees who are eligible to receive shares of Stock hereunder, the compensation committee shall also determine the number of shares of Stock that each selected employee ("Employee") is entitled to receive and the applicable plan year(s), as hereinafter defined, to which such authorization relates. In the event that the compensation committee elects to award a block of Stock to a particular Employee without designating the plan year(s) to which such award relates, then such award shall be deemed to relate equally (33 %) to the plan year of the award and to the following two (2) plan years.

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	2.	Issuance of Stock.

	The Corporation shall issue the Stock to each selected Employee within ninety (90) days following the close of the plan year, as hereinafter defined, during which such Employee becomes entitled to receive shares of Stock in accordance with section 1 above.

	3.	Plan Year.

	The plan year for all purposes hereunder shall be the calendar year.

	4.	Vesting.

	An Employee shall vest in the Stock only when it is received, and he or she shall not accrue any rights of ownership in the Stock until it is received. If the Employee's employment with the Corporation is terminated for any reason, whether voluntarily or involuntarily, prior to receipt of all or a portion of the Stock, then the Employee shall forfeit his or her right to receive such shares of Stock.

	5.	No Contract of Employment.

	This Plan shall not be deemed to constitute a contract of employment between the Corporation and any Employee or be deemed to be consideration or an inducement for the employment of such Employee. This Plan shall not be deemed to give any Employee the right to be retained in the service of the Corporation or to interfere with the right of the Corporation to discharge such Employee at any time. This Plan shall not be deemed to give the Corporation the right to require any Employee to remain in the employ of the Corporation or to restrict such Employee's right to terminate his or her employment at any time.

	6.	Representations and Warranties of the Employee.

	Prior to or upon receipt of the Stock, the compensation committee may require that each Employee submit an investment letter to the Corporation, in form and content satisfactory to legal counsel for the Corporation, containing certain representations and warranties to the Corporation that may be required by applicable federal and state securities laws. These representations and warranties to the Corporation may include without limitation the following: (a) that the Employee is acquiring or will acquire the Stock for the Employee's own account as an investment and without an intent to distribute or resell the Stock, and (b) that the Employee acknowledges that the Stock has not been and will not be registered under the United States Securities Act of 1933, the Georgia Securities Act of 1973, or any other state securities laws, and that it may not be resold or transferred by the Employee without appropriate registration or the availability of an exemption from such requirements. Certificates representing the Stock will bear a legend evidencing the provisions of this paragraph 6 and the Employee shall, if requested by the
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Corporation, provide to the Corporation written evidence of his investment intention (in form and substance provided by the Corporation) with respect to the Stock. In addition, the Corporation may require that the Employee's investment letter contain such other provisions as it may deem appropriate to carry out the terms and conditions of this Plan.

	7.	Amendment or Termination of the Plan.  Except to the extent
hereinafter provided, the Corporation may amend or terminate this Plan at any time in its sole and absolute discretion. Any such amendment or termination shall not adversely affect the rights of any Employee to any award of Stock previously granted to him or her.

	8.	Miscellaneous.

		(a)	Entire Plan.

		This Plan represents the entire plan of the Corporation for the award of Stock to certain of its key employees. The Plan shall be binding upon the Corporation and inure to the benefit of the Employees and their respective heirs at law, successors in interest, transferees and assigns, subject to the terms and conditions contained herein.

		(b)	Notices.

		All notices, requests, consents and other communications required or permitted under this Plan shall be in writing (including telex and telegraphic communication) and shall be, at the discretion of the person giving such notice, either hand delivered by messenger or courier service, telecommunicated, or mailed (airmail, if international) by registered or certified mail (postage prepaid), return receipt requested, addressed to the Employee at the address on file with the Corporation or to such other address as the Employee may designate by notice to the Corporation from time to time, and to the Corporation as its then current business address. Each such notice shall be deemed delivered (a) on the date delivered if by personal delivery;
(b) on the date telecommunicated if by telegraph; (c) on the date of transmission with confirmed answer back if by telex, telecopy or other telegraphic method; and (d) on the date upon which the return receipt is signed or delivery is refused, or the notice is designated by the postal authorities as not deliverable, as the case may be, if mailed.

		(c)	Headings.

		The headings contained in this Plan are for convenience of reference only, are not to be considered a part of this Plan, and shall not limit, extend, or otherwise affect in any way the meaning or interpretation of this Plan.

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		(d)	Severability.

		Each and every covenant and agreement contained in this Plan shall be construed as separate and independent. All rights, powers and remedies provided herein may be exercised only to the extent that the exercise thereof does not violate applicable law and shall be limited to the extent necessary to render this Plan valid and enforceable. If any term, provision or covenant of this Plan, or the application thereof to any person or circumstance, shall be held to be invalid, illegal or unenforceable, the validity of the remainder of this Plan, or the application of such term, provision or covenant to persons or circumstances other than those to which it is held invalid or unenforceable, shall not be effected thereby. If any provision of this Plan may be construed in two or more ways, one of which would render the provision invalid or otherwise voidable or unenforceable and another of which would render the provision valid and enforceable, such provision shall have the meaning which renders it valid and enforceable.

		(e)	Interpretation.

		This Plan and all awards of Stock, vesting of Stock, rights of Employees to such Stock, and all other transactions contemplated by this Plan shall be interpreted by the compensation committee of the Corporation in its sole and absolute discretion. This Plan shall be governed by the internal laws of the State of Georgia without regard to principles of conflicts of laws.

	IN WITNESS WHEREOF, the following duly authorized officers have hereunto executed this Plan on behalf of the Corporation for the purposes and upon the terms and conditions set forth herein.


Attest:						OMNI INSURANCE GROUP, INC.


By: J. Paul Kennedy             	By:       Dudley L. Moore, Jr.      [L.S.]
   --------------------------------        ---------------------------

Title: President                   	Title:    Chairman/CEO
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	[CORPORATE SEAL]